Exhibit 10.6

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (the “Agreement”) is made as of January 11, 2006 by and between LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation (“Debtor”) and REGENMACHER HOLDINGS, LTD., a company organized under the Anguilla International Business Companies Act (“Secured Party”).

RECITALS

1. In connection with a loan given by the Secured Party to the Debtor in an amount of up to Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Loan”), Debtor has executed and delivered to the Secured Party a Promissory Note in the principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) dated as of the date hereof (the “Note”). The parties intend that Debtor’s obligations to repay the Note be secured by all of the assets of Debtor described herein.

2. All terms used herein without definition which are defined by the Florida Uniform Commercial Code, as in effect on the date hereof (the “Code”) shall have the meanings assigned to them by the Code, unless and to the extent varied by this Agreement.

AGREEMENT

In consideration of the Loan by Secured Party and for other good and valuable consideration, Debtor hereby agrees with Secured Party as follows:

1.	Grant of Security Interest; Additional Advances and Fees

(a) To secure Debtor’s full and timely performance of all of Debtor’s obligations and liabilities to Secured Party pursuant to the Note and this Agreement (including, without limitation, Debtor’s obligation to timely pay the principal amount of, and interest on, the Note, according to the terms contained in the Note) (the “Obligations”), Debtor hereby grants to Secured Party a continuing security interest (the “Security Interest”) in and to all of the property described on Exhibit A to this Agreement (the “Collateral”). The Security Interest shall be subject to the security interests in the Collateral described in Section 2(a) below.

(b) The initial principal advance to Debtor by Secured Party as of the date hereof is zero ($0.00) (the “Borrowing Base”); provided Debtor is in compliance with its Obligations, the Borrowing Base may be increased up to a maximum Borrowing Base of $500,000 provided incremental advance amounts provided to or for the benefit of Debtor are used solely for the purchase by Debtor from the original equipment manufacturer (or authorized dealer or other representative thereof) of items of new equipment of the type or satisfying the criteria described in Exhibit B attached hereto. Secured Party may require as a condition to any such advance, that any such advance be paid by it directly to such manufacturer or representative and such evidence of authenticity and value as deemed appropriate by Secured Party in its reasonable discretion. All such equipment shall become Collateral hereunder by appropriate amendment to this Agreement and subject to appropriately executed and filed Uniform Commercial Code Financing Statements or amendments thereto, as a condition to any such advance.

(c) In the event Debtor desires to obtain advances after the date hereof, for each advance requested, the Debtor shall notify the Secured Party by completing an Advance Request, substantially in the form attached hereto as Exhibit D, and submitting the same to the Secured Party no later than 10:00 a.m. (Eastern Standard Time) at least three (3) Business Days (as defined below) prior to the date of such proposed advance, specifying (i) the date of the proposed advance (which shall be a

Business Day and (ii) the amount of such requested advance. “Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in Orlando, Florida. Interest on such advances shall begin to accrue on the day of the advance and be added to the total principal amount of the Note.

(d) Should there be attorneys’ fees, appraisal costs, filing fees, taxes and the like associated with the preparation of the Loan Documents and the closing of the Loan or enforcement of the Loan Documents or the Obligations or any Advance Request, all such costs and fees shall be the responsibility of the Debtor.

(e) In connection with the initial funding under the Note, Debtor shall pay to the Secured Party a $5,000.00 facility fee, which is one percent (1%) of the maximum Borrowing Base of $500,000.00 (the “Facility Fee”).

Upon satisfaction of the Obligations, the Security Interest shall terminate and all rights to the Collateral shall revert to Debtor. Upon any such termination, Secured Party shall authenticate and deliver to Debtor such documents as Debtor may reasonably request to evidence or effect such termination.

2. Covenants. Debtor covenants and agrees with Secured Party that, from and after the date of this Agreement until the Obligations are paid in full:

(a) Other Liens. The Security Interest shall constitute a first priority lien upon the Collateral. Except for the Security Interest, Debtor is the owner of the Collateral and will be the owner of the Collateral hereafter acquired free from any adverse lien, security interest or encumbrance (other than purchase money security interests that will be discharged upon Debtor’s payment of the purchase price for the applicable property), and Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein. No financing statements covering any Collateral or any proceeds thereof are on file in any public office except for the financing statements in favor of Secured Party.

(b) Landlord Waiver. The Debtor will obtain a Landlord Waiver substantially in the form attached hereto as Exhibit C, whereby the landlord of the property (the “Landlord”) where the Debtor conducts its business (the “Property”) and where the Collateral is housed will waive its priority lien and security rights with respect to the Collateral, as defined herein, in favor of Secured Party.

(c) Further Documentation. At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Debtor, Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens created hereby. Debtor also hereby authorizes Secured Party to file any such financing or continuation statement without the signature of Debtor to the extent permitted by applicable law. A reproduction of this Agreement shall be sufficient as a financing statement (or as exhibit to a form UCC financing statement for filing in any jurisdiction).

(d) Indemnification. Debtor agrees to defend, indemnify and hold harmless Secured Party against any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses): (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regulation or order of any governmental authority applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement.

(e) Maintenance of Records. Debtor will keep and maintain, at its own cost and expense, satisfactory and complete records of the Collateral.

(f) Maintenance of Collateral. Debtor will keep and maintain, at its own cost and expense, satisfactory mechanical and working order of the Collateral.

(g) Inspection Rights. Secured Party shall have full access during normal business hours, and upon reasonable prior notice, to all the books, correspondence and other records of Debtor relating to the Collateral, and Secured Party or their representatives may examine such records and make photocopies or otherwise take extracts from such records. Debtor agrees to render to Secured Party, at Debtor’s expense, such clerical and other assistance as may be reasonably requested with regard to the exercise of its rights pursuant to this paragraph.

(h) Compliance with Laws, etc. Debtor will comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to any part of the Collateral or to the operation of Debtor’s business, including timely filing with the U.S. Securities and Exchange Commission (“SEC”) of all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), copies of which shall be provided to Secured Party during the term of this Agreement, and shall submit, from time to time, at the Secured Party’s request, a Compliance Certificate, substantially in the form attached hereto as Exhibit E evidencing such compliance. Debtor may, however, contest any such law, rule, regulation or order in any reasonable manner which does not, in the reasonable opinion of Debtor, materially adversely affect Secured Party’ rights or the priority of their liens on the Collateral.

(i) Payment of Obligations. Debtor will pay promptly prior to delinquency all taxes, assessments and governmental charges or levies imposed upon the Collateral or with respect to any of its income or profits derived from the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity of such charge is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest in the Collateral and (iii) such charge is adequately reserved against on Debtor’s books in accordance with generally accepted accounting principles.

(j) Limitation on Liens on Collateral. Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any lien or claim on or to the Collateral, other than the Security Interest, and will defend the right, title and interest of Secured Party in and to any of the Collateral against the claims and demands of all other persons.

(k) Limitations on Dispositions of Collateral. Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so.

(l) Further Identification of Collateral. Debtor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

(m) Insurance. The Collateral at all times shall be maintained in accordance with the material requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

The Debtor shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At the Debtor’s own cost and expense in amounts and with carriers reasonably acceptable to the Secured Party, the Debtor shall keep the Collateral insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Debtor’s and furnish the Secured Party with appropriate loss payable endorsements in form and substance reasonably satisfactory to the Secured Party, naming the Secured Party as a loss payee as its interests may appear but only with respect to insurance coverage covering damage, loss or destruction of the Collateral, and providing (A) that all proceeds thereunder covering a loss of or damage to Collateral shall be payable to the Secured Party, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to the Secured Party. The Debtor shall provide copies of all such insurance policies (including the appropriate lender loss payee and additional insured endorsements) at closing and within twenty (20) days after the Secured Party’s request. In the event of any loss under any insurance covering Collateral, the carriers named in such insurance policies covering Collateral hereby are directed by the Debtor and the Debtor to make payment for such loss to the Secured Party and not to the Secured Party and the Debtor jointly. If any insurance losses with respect to Collateral are paid by check, draft or other instrument payable to the Debtor or to the Secured Party and the Debtor jointly, the Debtor shall endorse the Debtor’s name thereon and do such other things as the Secured Party may deem advisable to reduce the same to cash. The Secured Party is hereby authorized to adjust and compromise claims under insurance coverage with respect to Collateral. All loss recoveries with respect to Collateral received by the Secured Party upon any such insurance may be applied to the Obligations, in such order as the Secured Party in its sole discretion shall determine. Any surplus with respect to Collateral shall be paid by the Secured Party to the Debtor or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Debtor to the Secured Party, on demand.

3. Event of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:

(a) Debtor fails to make any payment of principal or interest under the Note when due.

(b) Debtor breaches any representation, warranty, covenant or agreement made by Debtor in this Agreement, and fails to cure such breach (if such breach is curable) within 30 days after receipt of written notice thereof from Secured Party to Debtor.

(c) Debtor defaults in any of its material obligations under any other document executed in connection with this Agreement, and fails to cure such default (if such default is curable) within 30 days after receipt of written notice thereof from Secured Party to Debtor.

(d) Debtor shall:

(i) Become insolvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due;

(ii) Apply for, consent to or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for the Debtor or any property of thereof or make a general assignment for the benefit of creditors;

(iii) In the absence of such application, consent to, acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator, liquidator, assignee, custodian or other similar official for the Debtor or property of thereof; or

(iv) Permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding in respect of the Debtor, and, if such case or proceeding is not commenced by the Debtor, such case or proceeding shall be consented to or acquiesced in by the Debtor or shall result in the entry of an order for relief or shall not be vacated, stayed, or dismissed within sixty (60) days after such case or proceeding is commenced.

4. Secured Party’s Appointment as Attorney-in-Fact.

(a) If Debtor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses incurred in connection therewith shall be payable to Secured Party under Section 5.

(b) The powers conferred on Secured Party by this Section 4 are solely to protect Secured Party’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Secured Party nor any of its officers, directors, employees or agents shall, in the absence of willful misconduct or gross negligence, be responsible to Debtor for any act or failure to act pursuant to this Section 4.

5. Performance by Secured Party of Debtor’s Obligations. If Debtor fails to perform or comply with any of its agreements or covenants contained in this Agreement and Secured Party performs or complies, or otherwise causes performance or compliance, with such agreement or covenant in accordance with the terms of this Agreement, then the reasonable expenses of Secured Party incurred in connection with such performance or compliance shall be payable by Debtor to Secured Party on demand and shall constitute Obligations secured by this Agreement.

6. Remedies. If an Event of Default has occurred and is continuing, Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the foregoing, Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon Debtor or any other person (all of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon any or all of the Collateral, and/or may sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of a Secured Party or elsewhere upon such terms and conditions as Secured Party may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in Debtor, which right or equity is hereby waived or released. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable expenses incurred therein or connection with the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses) to the payment in whole or in part of the Obligations, in such order as Secured Party may elect, and only after such application and after the payment by Secured Party of any other amount required by any provision of law, need Secured Party account for the surplus, if any, to Debtor. To the extent permitted by applicable law, Debtor waives all claims, damages and demands it may acquire against Secured Party arising out of the exercise by Secured Party of any of its rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least five (5) days before such sale or other disposition. Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by Secured Party to collect such deficiency.

7. Limitation on Duties Regarding Preservation of Collateral. The sole duty of a Secured Party with respect to the custody, safekeeping and preservation of the Collateral, under Section 679.2071 of the Code or otherwise, shall be to deal with it in the same manner as such Secured Party deals with similar property for its own account. Neither Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

8. Powers Coupled with an Interest. All authorizations and agencies contained in this Agreement with respect the Collateral are irrevocable and powers coupled with an interest.

9. No Waiver; Cumulative Remedies. Secured Party shall not by any act (except by a written instrument pursuant to Section 10(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Note or in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Secured Party of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have on any subsequent occasion. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

10. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended only with the written consent of Debtor and Secured Party. Any amendment or waiver effected in accordance with this Section 10(a) shall be binding upon the parties and their respective successors and assigns.

(b) Transfer; Successors and Assigns. The terms and conditions of this Agreement shall be binding upon Debtor and its successors and assigns and inure to the benefit of Secured Party and its successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c) Governing Law, Jurisdiction, and Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be executed in Orange County, Florida and shall be interpreted, construed, and enforced in accordance with the laws of the State of Florida, without regard to the principles of conflict of laws.

DEBTOR AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY, OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS NOTE SHALL BE LITIGATED ONLY IN COURTS HAVING A SITUS WITHIN ORANGE COUNTY, FLORIDA. DEBTOR AND HOLDER, HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN OR FOR SUCH COUNTY AND STATE. DEBTOR AND HOLDER HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST EITHER OF THEM WITH RESPECT TO THE LOAN OR ANY MATTER RELATED THERETO, INCLUDING ANY ACTION UNDER THE LOAN DOCUMENTS, IN ACCORDANCE WITH THIS PARAGRAPH.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or three (3) business days after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below on the signature page, or as subsequently modified by written notice.

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h) Accuracy of Information. All information provided to Secured Party or its agents by Debtor with respect to the Debtor and the Collateral including, without limitation, the information contained in Forms 10-K, 10-Q and 8-K filed with the SEC under the Exchange Act from and after January 1, 2004, was, at the time the same was provided or filed, as the case may be, true and correct in all material respects.

(i) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto concerning such subject matter are expressly canceled.

Debtor and Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

DEBTOR:

LIGHTPATH TECHNOLOGIES, INC., a
Delaware Corporation

By:	/s/ Robert L. Burrows
Robert L. Burrows, Vice President

SECURED PARTY:

REGENMACHER HOLDINGS, LTD.,
a company organized under the Anguilla International Business Companies Act

By:	/s/ Jonathan Perry Knight
Jonathan Perry Knight,
Director